AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this 29th day of December 2011, by and among Merilus, Inc., a Nevada corporation ("Merilus"); Zendex, Inc., a Utah corporation ("Zendex"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of Zendex who execute and deliver the Agreement ("Zendex Stockholders"), based on the following:

Recitals

The parties desire to enter into this Agreement to set forth the terms and conditions of the corporate reorganization pursuant to which Merilus will acquire at least eighty percent of the issued and outstanding stock of Zendex in exchange for stock of Merilus.  The exchange of stock is intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.  The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt.

Agreement

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

EXCHANGE OF STOCK

1.01

Exchange of Shares.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Zendex Stockholders shall assign, transfer, and deliver to Merilus, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all of the issued and outstanding shares of common stock of Zendex (the “Zendex Shares”) held by Zendex Stockholders which shares shall represent all of the issued and outstanding shares of Zendex common stock, and Merilus agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of fifteen million (15,000,000) restricted shares of Merilus common stock, par value $0.001 per share, (the “Merilus Common Stock”).  Such shares of Merilus Common Stock shall be issued pro rata based on the number of Zendex Shares held and as set forth opposite the Zendex Stockholder’s respective names in Exhibit A-1.  All fifteen million (15,000,000) shares of Merilus Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Merilus Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.  Merilus will not issue fractional shares of its Common Stock in connection with the forgoing exchange.  Instead, if any shareholder of Zendex would otherwise be entitled to a fractional share upon exchange thereof, Merilus shall round up the number of shares of Merilus Common Stock to be issued to such holder to the nearest whole share.

1.02

Delivery of Certificates by Zendex Stockholders.  The transfer of Zendex Shares by the Zendex Stockholders shall be effected by the delivery to Merilus at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Zendex Stockholders' expense.

1.03

Operation as Wholly-Owned Subsidiary.  After giving effect to the transaction contemplated hereby, Merilus will own all of the issued and outstanding shares of Zendex.

1.04

Further Assurances.  At the Closing and from time to time thereafter, the Zendex Stockholders shall execute such additional instruments and take such other action as Merilus may reasonably request, without undue cost to the Zendex Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Zendex Shares to Merilus.

1.05

Closing and Parties.  The Closing contemplated hereby shall be held at a mutually agreed upon time and place (the “Closing Date”).  The Agreement may be closed at any time following approval by a majority of the shareholders of Merilus Common Stock as set forth in Section 4.02 hereof and the Zendex Stockholders as set forth in Section 5.02.  The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.06      Closing Events.

(a)       Merilus Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article IV, Merilus shall deliver to Zendex at Closing all the following:

(i)    Copies of the resolutions of Merilus’s board of directors minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Merilus as of the Closing Date;

(ii)   Certificates for fifteen million (15,000,000) shares of Merilus Common Stock in the names of the Zendex Stockholders and in the amounts set forth in Exhibit “A;” and

 In addition to the above deliveries, Merilus shall take all steps and actions as Zendex and Zendex Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)      Zendex Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article V, Zendex and/or Zendex Stockholder’s shall deliver to Merilus at Closing all the following:

(i)    Copies of resolutions of the board of directors and of the stockholders of Zendex authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Zendex as of the Closing Date;

(ii)   The certificate contemplated by Section 5.02, executed by the chief operating officer of Zendex; and

(iii)   The certificate contemplated by Section 5.03, dated the Closing Date, signed by the chief operating officer of Zendex.

In addition to the above deliveries, Zendex shall take all steps and actions as Merilus may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

1.07.     Termination

(a)      This Agreement may be terminated by the board of directors of either Merilus or Zendex at any time prior to the Closing Date if:

(i)     There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

(ii)    Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

In the event of termination pursuant to this paragraph (a) of Section 1.07, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

(b)      This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Merilus if (i) Zendex shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Zendex contained herein shall be inaccurate in any material respect or (ii) Merilus determines that there has been or is likely to be any material adverse change in the financial or legal condition of Zendex.  In the event of termination pursuant to this paragraph (b) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

(c)      This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Zendex if (i)  shareholders of Zendex owning more than one percent (1%) of the issued and outstanding shares of Zendex Shares perfect their dissenter's rights with respect to the approval of this Agreement and the transactions contemplated hereby, (ii) Merilus shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Merilus contained herein shall be inaccurate in any material respect, or (iii) Zendex determines that there has been or is likely to be any adverse change in the financial or legal condition of Merilus.  In the event of termination pursuant to this paragraph (c) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder.  All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF MERILUS

As an inducement to, and to obtain the reliance of Zendex, Merilus represents and warrants as follows:

2.01

Organization.  Merilus is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Merilus's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

2.02

Approval of Agreement.  Merilus has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated.  The board of directors of Merilus has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Merilus shareholders and compliance with state and federal corporate and securities laws.

2.03

Capitalization.

The authorized capitalization of Merilus consists of 100,000,000 shares, of common stock, $0.001 par value, of which 2,186,692 shares are issued and outstanding and one share of preferred stock.   All issued and outstanding shares of Merilus are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.  There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Merilus.

2.04.

Financial Statements.

(a)

Included in Schedule 2.04 are the audited balance sheets of Merilus as of December 31, 2010, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal years ended December 31, 2010, and 2009, including the notes thereto, and the accompanying report of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants.  At or prior to the Closing Date, Merilus shall deliver the unaudited balance sheet of Merilus as of December 31, 2010, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the three months ended December 31, 2010, together with the notes thereto and representations by the principal accounting and financial officer of Merilus to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated and such financial statements shall not reflect any material changes since the December 31, 2010, financial statements.

(b)

The financial statements of Merilus delivered pursuant to Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements.  The Merilus financial statements present fairly, in all material respects, as of their respective dates, the financial position of Merilus.  Merilus did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of Merilus in accordance with generally accepted accounting principles

(c)

Merilus has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date.  All such returns and reports are accurate and correct in all material respect. Merilus has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Merilus, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which Merilus may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Merilus, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.  To the best knowledge of Merilus, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  Merilus has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse effect on Merilus, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Merilus.

2.05

Outstanding Warrants and Options.  Merilus has no existing warrants or options, calls, or commitments of any nature relating to the authorized and unissued Merilus Common Stock.

2.06

Information.  The information concerning Merilus set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Merilus shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Zendex hereunder to be updated after the date hereof up to and including the Closing Date.

2.07

Absence of Certain Changes or Events.  Except as set forth in this Agreement or the schedules hereto, since the date of the most recent Merilus balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

(a)

There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Merilus or (ii) any damage, destruction, or loss to Merilus (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Merilus;

(b)      Merilus has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Merilus; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)      Merilus has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Merilus balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Merilus; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)    To the best knowledge of Merilus, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Merilus.

2.08

Litigation and Proceedings.  There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of Merilus, threatened by or against Merilus or adversely affecting Merilus or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Merilus does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.09

Compliance With Laws and Regulations.  Merilus has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of Merilus or (ii) could not result in the occurrence of any material liability for Merilus. To the best knowledge of Merilus, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

2.10

Material Contract Defaults.   Merilus is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Merilus, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Merilus has not taken adequate steps to prevent such a default from occurring.

2.11

No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Merilus is a party or to which any of its properties or operations are subject.

2.12

Subsidiary.  Merilus does not own, beneficially or of record, any equity securities in any other entity.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ZENDEX

As an inducement to, and to obtain the reliance of, Merilus, Zendex represents and warrants as follows:

3.01

Organization.  Zendex is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Zendex.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Zendex’s articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

3.02

Approval of Agreement.  Zendex has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated.  The board of directors of Zendex have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Zendex Stockholders and compliance with state and federal corporate and securities laws.

3.03

Capitalization.  The authorized capitalization of Zendex consists of 50,000 shares, consisting of common stock, no par value, of which as of the date hereof 10,000 shares are issued and outstanding.  All issued and outstanding shares of Zendex are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.  There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Zendex.

3.04

Financial Statements.

(a)

Included in Schedule 3.04 are the audited balance sheet of Zendex as of September 30, 2011, and the related statements of operations, cash flows, and stockholders’ equity for the period September 30, 2011, including the notes thereto, and the accompanying report of Morrill & Associates, LLC, Certified Public Accountants.

(b)

The audited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.  The financial statements of Zendex present fairly, as of their respective dates, the financial position of Zendex.  Zendex did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Zendex, in accordance with generally accepted accounting principles.  The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Zendex as of their respective dates and for the respective periods covered thereby.

(c)

Zendex has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date.  All such returns and reports are accurate and correct in all material respect. Zendex has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Zendex, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which European  Stone may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Zendex, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.  To the best knowledge of Zendex, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  Zendex has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Zendex, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Zendex.

3.05

Outstanding Warrants and Options.  Zendex has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued Zendex Common Stock.

3.06

Information.  The information concerning Zendex set forth in this Agreement and in the schedules delivered by Zendex pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Zendex shall cause the schedules delivered by Zendex pursuant hereto to Merilus hereunder to be updated after the date hereof up to and including the Closing Date.

3.07

Absence of Certain Changes or Events.  Except as set forth in this Agreement since the date of the most recent Zendex balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

(a)

There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Zendex or (ii) any damage, destruction, or loss to Zendex materially and adversely affecting the business, operations, properties, assets, or conditions of Zendex.

            (b)       Zendex has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Zendex; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii)  made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

            (c)      Zendex has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Zendex balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Zendex; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

            (d)     To the best knowledge of Zendex, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Zendex.

3.08

Title and Related Matters.  Except as provided herein or disclosed in the most recent Zendex balance sheet and the notes thereto, Zendex has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, and assets, which are reflected in the most recent Zendex balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Zendex, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Zendex as now being conducted or as contemplated.

3.09

Litigation and Proceedings. Except as otherwise disclosed in Schedule 3.09, there are no material actions, suits, or proceedings pending or, to the knowledge of Zendex, threatened by or against Zendex or adversely affecting Zendex, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Zendex does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10

Material Contract Defaults.  Zendex is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Zendex, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Zendex has not taken adequate steps to prevent such a default from occurring.

3.11

No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Zendex is a party or to which any of its properties or operations are subject.

3.12

Governmental Authorizations.  Zendex has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Zendex of this Agreement and the consummation by Zendex of the transactions contemplated hereby.

3.13

Compliance With Laws and Regulations.  Zendex has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Zendex or except to the extent that noncompliance would not result in the occurrence of any material liability for Zendex. To the best knowledge of Zendex, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

3.14

Subsidiary.  Zendex does not own, beneficially or of record, any equity securities in any other entity.

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF ZENDEX

The obligations of Zendex under this Agreement are subject to the satisfaction of Zendex, at or before the Closing Date, of the following conditions:

4.01.

Accuracy of Representations.  The representations and warranties made by Merilus in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Merilus shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Merilus prior to or at the Closing.  Zendex shall be furnished with certificates, signed by duly authorized officers of Merilus and dated the Closing Date, to the foregoing effect.

4.02

No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Merilus, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Merilus.

4.03

Other Items.  Zendex shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Zendex may reasonably request.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF MERILUS

The obligations of Merilus under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.01

Zendex Shareholders.  Holders of eighty percent of the issued and outstanding Zendex Shares shall agree to this Agreement and the exchange of shares contemplated by this Agreement.

5.02

Accuracy of Representations.  The representations and warranties made by Zendex and the Zendex Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Zendex shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Zendex prior to or at the Closing.  Merilus shall be furnished with a certificate, signed by a duly authorized officer of Zendex and dated the Closing Date, to the foregoing effect.

5.03

No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Zendex, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Zendex.

5.04

Other Items.  Merilus shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Merilus may reasonably request.

ARTICLE VI

SPECIAL COVENANTS

6.01

Activities of Merilus and Zendex

(a)

From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Merilus and Zendex pursuant hereto or as permitted or contemplated by this Agreement, Merilus and Zendex will each:

(i)

Carry on its business in substantially the same manner as it has heretofore;

(ii)

Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii)

Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv)

Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

(v)

Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

(vi)

Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)

From and after the date of this Agreement and except as provided herein until the Closing Date, Merilus and Zendex will not:

(i)

Make any change in its articles of incorporation or bylaws;

(ii)

Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

(iii)

Enter into any agreement for the sale of Zendex or Merilus securities without the prior approval of the other party.

6.02

Access to Properties and Records.  Until the Closing Date, Zendex and Merilus will afford to the other party’s officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Zendex or Merilus and will furnish the other party with such additional financial and other information as to the business and properties of Zendex or Merilus as each party shall from time to time reasonably request.

6.03

Indemnification by Zendex.  Zendex will indemnify and hold harmless Merilus and its directors and officers, and each person, if any, who controls Merilus within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Zendex expressly for use therein.  The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Merilus and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

6.04.

Indemnification by Merilus.  Merilus will indemnify and hold harmless Zendex, the Zendex Stockholders, Zendex's directors and officers, and each person, if any, who controls Zendex within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Merilus expressly for use therein.  The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Zendex and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

6.05

The Acquisition of Merilus Common Stock.  Merilus and Zendex understand and agree that the consummation of this Agreement including the issuance of the Merilus Common Stock to Zendex Stockholders in exchange for the Zendex Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Merilus and Zendex agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)

In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each shareholder of Zendex shall execute and deliver to Merilus an investment representation letter in substantially the same form as that attached hereto as Exhibit “A.”

(b)

In connection with the transaction contemplated by this Agreement, Merilus and Zendex shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Zendex reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)

In order to more fully document reliance on the exemptions as provided herein, Zendex, the shareholders of Zendex, and Merilus shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Zendex or Merilus and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d)

In connection with the transaction contemplated by this Agreement, Zendex and Merilus shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Zendex Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(e)

In order to more fully document reliance on the exemptions as provided herein, Zendex, the Zendex Stockholders, and Merilus shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Merilus or Zendex and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(f)

The Zendex Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

6.06

Securities Filings.  Merilus shall be responsible for the preparation of a Form D and its filing with the Securities and Exchange Commission and Zendex will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

ARTICLE VII

MISCELLANEOUS

7.01

Brokers.  Except as provided herein, Merilus and Zendex agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement.  Further, Merilus and Zendex each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

7.02

  No Representation Regarding Tax Treatment.  No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03

Governing Law.  This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Utah.

7.04

Attorney's Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.05

Schedules; Knowledge.  Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Merilus or Zendex such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates.  Whenever any representation is made to the “knowledge” of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.06

Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.07

Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

7.08

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

7.09

Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this

Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Merilus, Inc.,

Zendex, Inc.

a Nevada corporation

a Utah corporation

By:/s/ Alex Demitriev

By: /s/ Josh Turner

     Alex Demitriev, President

     Josh Turner, President

Exhibit A-1

Zendex

List of Shareholders

Name of Shareholder	Number of Zendex Shares Owned	Number of Merilus Shares to be Received in Exchange	Signature
Josh Turner	10,000	15,000,000	___________________
Total Shares